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EXHIBIT 10.20.17


                           REPRICING RIGHTS AGREEMENT
                           --------------------------


         THIS REPRICING RIGHTS AGREEMENT ("Repricing Rights Agreement") is made as of the 1st day of February 2002, by and between EUROTECH, LTD., a District of Columbia Corporation (the "Company"), and WOODWARD LLC, a Cayman Islands entity ("Investor").

         A. The Company and the Investor are simultaneous herewith executing and delivering the Transaction Documents as same are defined in the Securities Purchase Agreement for the Company's Series A Convertible Preferred Stock (the "Convertible Preferred Stock"); and

         B. Pursuant to the Certificate of Designation, the Convertible Preferred Stock is convertible into Common Stock of the Company; and

         C. The Company has agreed to provide Investor, and any transferee or assignee of the Investor, with certain repricing rights with respect to the Common Stock issuable upon conversion of the Convertible Preferred Stock as set forth herein.

         NOW, THEREFORE, it is mutually agreed by and between the parties as follows:

         1. Except as the context may otherwise require, terms not otherwise defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement dated February 1 , 2002, or the Certificate of Designation for the Convertible Preferred Stock filed on February 1, 2002.

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                  (a) "CLOSING BID PRICE" shall mean the closing bid price of the Common Stock as reported, at the option of Investor, by Bloomberg, LP or the American Stock Exchange (AMEX) or such other Principal Market on which the Common Stock is traded.

                           1. "PRINCIPAL MARKET" shall mean the market or
exchange whichever is at the time the principal trading exchange or market for the Common Stock.

                  2. A. (a) REPRICED SHARES. Solely for the purposes of this section 2 of this Agreement, the following definitions shall apply:

                  (b) "EFFECTIVE DATE" shall mean the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement).

                  (c) "REPRICING PERIOD" - A Repricing Period shall be deemed to have commenced on the first Trading Day of each calendar month on or after October 1, 2002, if during the prior calendar month, the Investor shall have delivered a notice of conversion to convert any shares of Convertible Preferred Stock to Common Stock.

                  (d) "TARGET PRICE" shall mean $3.618, which shall be equitably adjusted from time to time, in the event of any adjustment of the Conversion Price pursuant to Section 5 of the Certificate of Designation.

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                  (e) "REPRICED SHARES" shall mean Shares of Common Stock issued or issuable in respect of notices of conversion delivered during the month preceding the commencement of a Repricing Period.

                  (f) "TRADING DAY" shall mean a date on which shares of the Company's Common Stock trade on its Principal Market.

         B. Repricing Period. Each " Repricing Period" shall commence on the first Trading Day of a month, and end twenty (20) Trading Days after such date. If the average of the lowest Closing Bid Prices for any five (5) Trading Days (not necessarily consecutive) during a Repricing Period (the "REPRICING PRICE"), is not equal to or greater than the Target Price, then Repriced Shares shall be repriced, and the Company shall issue to Investor the number of additional shares of Common Stock as determined according to the following formula:

         ( Target Price - Repricing Price) x (# of the Repriced Shares) /Repricing Price.

         C. In lieu of issuing Repriced Shares, the Company may elect by notice given at least three (3) Trading Days prior to the commencement of a Repricing Period, to redeem the Repriced Shares for such Repriced Period by payment to the Investor of an amount determined according to the following formula:

                         Repriced Shares x Target Price

The terms and conditions of payment shall be in accordance with Sections 7(b) and 7(c) of the Certificate of Designations for the Convertible Preferred Stock.

         D. Investor shall provide facsimile notice to the Company substantially in the form of Exhibit A annexed hereto, within five (5) Trading Days after the end of each Repricing Period concerning the number of Repriced Shares due to Investor.

         E. Without requisite shareholder approval as required by the listing agreement of the Principal Market and an increase in the number of authorized shares of Common Stock to 200,000,000, the Company shall not be obligated to issue any Repriced Shares until such shareholder approval has been obtained and such increase in the number of authorized shares of Common Stock has occurred.

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         3. The parties hereto have previously executed and delivered the Common
Stock Purchase Agreement dated April 17, 2000 (Tranche B) for 2,000,000 shares and the related other Transaction Documents, as more particularly defined in the Common Stock Purchase Agreement (a copy of which have been filed with the Securities and Exchange Commission as Exhibits 10.20.6 and 10.20.7 to the Company's Form 10-Q for the quarter ended March 31, 2000 and the quarter ended June 30, 2000, respectively); and

         4. The parties hereto have previously executed and delivered the Common Stock Purchase Agreement dated March 30, 2001 for 1,333,333 shares and the related other Transaction Documents, as more particularly defined in the Common Stock Purchase Agreement (the "2001 SPA") (a copy of which have been filed with the Securities and Exchange Commission as Exhibits 10.20.13 and 10.20.14 to the Company's Form 10-Q for the quarter ended March 31, 2001;

         5. The parties have agreed to further modify certain terms and provisions of all the Common Stock Purchase Agreements referred to in Paragraphs 3 and 4 above, as set forth herein and in Paragraphs 6 and 7 respectively. Sections 8.6 of the Common Stock Purchase Agreements are hereby deleted and the Company's obligation with respect to available shares is to authorize and reserve for issuance, free from preemptive rights, 10,000,000 shares of Common Stock for purposes of issuance of the shares pursuant to Paragraphs 6.C and 7 of this Repricing Rights Agreement. The Company shall, subsequent to obtaining the Authorizations and the filing of all necessary amendments to the Articles of Incorporation in connection therewith, have at all times thereafter authorized and reserved for issuance, free from preemptive rights, 20,000,000 shares of Common Stock. The foregoing sentence is not intended as a limitation on the obligations of the Company to issue shares pursuant to Paragraphs 6.C and 7 of this Repricing Rights Agreement subsequent to obtaining the Authorizations and the filing of all necessary amendments to the Articles of Incorporation in connection therewith.

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         6. Solely with respect to the 2,000,000 shares of Tranche B, Sections
2.3, 2.4, 2.7, 8.5 and 8.6 of the Common Stock Purchase Agreement are hereby deleted and a new Section 2.3 is hereby inserted to read as follows:

         A. The 2,500,000 shares delivered pursuant to a letter agreement dated December 28, 2001 shall be deemed in full satisfaction by the Company of its obligations with respect to the Second and Third Repricing Period, including any obligation of either party under Paragraph 2 of the letter agreement dated December 28, 2001.

         B. On February 1, 2002, the Company shall issue to Purchaser 6,000,000 additional shares (the "Additional Shares") in satisfaction of its obligations with respect to the Fourth and Fifth Repricing Periods. With respect to the number of additional shares issuable pursuant to Paragraphs 6.C and 7of this Repricing Rights Agreement, the number of shares shall be reduced or increased, as the case may be and in four equal installments by the amount that the number of Additional Shares are greater than (in which case there shall be a reduction) or less than (in which case there shall be an increase) the number of shares exceeding zero determined according to the following formula:

         (i) As to 3,000,000 of the Additional Shares: (3.76- Measurement Period Price) x (333,333)/ Measurement Period Price), where the Measurement Period Price is the average Closing Bid Price for the period commencing on March 1, 2002, and ending twenty
                  (20) Business Days after such date. For the purposes hereof, a Business Day shall be defined as a day when the Principal Market for the Common Stock is open and the Registration Statement, as hereinafter defined, has not been suspended or withdrawn

         (ii) As to 3,000,000 of the Additional Shares: (3.76- Measurement Period Price) x (333,333)/ Measurement Period Price), where the Measurement Period Price is the average Closing Bid Price for the period commencing on April 1, 2002, and ending twenty
                  (20) Business Days after such date. For the purposes hereof, a Business Day shall be defined as a day when the Principal Market for the Common Stock is open and the Registration Statement, as hereinafter defined, has not been suspended or withdrawn

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          The number of shares subject to repricing and the price of $3.76 shall further be equitably adjusted, from time to time, in the event of any adjustment of the Conversion Price pursuant to Section 5 of the Certificate of Designations for the Convertible Preferred Stock. In the event that the adjustment to the number of additional shares issuable pursuant to Paragraphs 6.C and 7 set forth in the first paragraph of this Paragraph 6.B of this Repricing Rights Agreement results in a reduction in the number of additional shares issuable pursuant to Paragraphs 6.C and 7of this Repricing Rights Agreement exceeding the number of additional shares issuable pursuant to Paragraphs 6.C and 7 of this Repricing Rights Agreement (the amount of such excess, if any, the "Excess Shares"), Investor shall, within 30 days after the end of the Third Repricing Period of Paragraph 7 of this Repricing Rights Agreement, surrender to the Company for cancellation, without payment of any consideration by the Company therefore, shares of Common Stock owned by Investor in an amount equal to the Excess Shares (the "Excess Share Obligation"). If Investor does not own sufficient shares of Common Stock to satisfy the Excess Share Obligation, Investor shall be obligated to acquire sufficient shares of Common Stock, in open market purchases or otherwise, to satisfy the Excess Share Obligation.

         C. SIXTH REPRICING PERIOD - TRANCHE B. The "Sixth Repricing Period" shall commence on May 1, 2002 and end twenty (20) Business Days thereafter. If the average Closing Bid Price for the twenty (20) Business Days during the Sixth Repricing Period (the "Sixth Repricing Price"), is not equal to or greater than $3.76, then the Purchaser may request that up to 333,334 Shares shall be repriced. The Company shall issue to Purchaser the number of additional Shares as determined according to the following formula:

         (3.76 - Sixth Repricing Price) x (333,334)/ Sixth Repricing Price

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         7. Solely with respect to the 1,333,333 shares under the 2001 SPA, which have not been repriced as of the date hereof, Sections 2.3, 2.4, 2.5 , 8.5 and 8.6 of the 2001 SPA are hereby deleted and new Sections 2.3, 2.4, 2.5 and
8.5 are hereby inserted to read as follows:

         2.3 FIRST REPRICING PERIOD. The "FIRST REPRICING PERIOD" shall commence on June 1, 2002, and end twenty (20) Business Days after such date. If the average of the lowest five (5) Closing Bid Prices (not necessarily consecutive) for the twenty (20) Business Days during the First Repricing Period (the "First Repricing Price"), is not equal to or greater than $3.76, then Purchaser may request that up to 444,444 Shares shall be repriced. The Company shall issue to Purchaser the number of additional Shares as determined according to the following formula:

         (3.76 - First Repricing Price) x (444,444)/ First Repricing Price)

         2.4 SECOND REPRICING PERIOD. The "SECOND REPRICING PERIOD" shall commence on July 1, 2002 and end twenty (20) Business Days thereafter. If the average of the lowest five (5) Closing Bid Prices (not necessarily consecutive) for the twenty (20) Business Days during the Second Repricing Period (the "SECOND REPRICING PRICE"), is not equal to or greater than $3.76, then Purchaser may request that up to 444,444 Shares shall be repriced. The Company shall issue to Purchaser the number of additional Shares as determined according to the following formula:

         (3.76 - Second Repricing Price) x (444,444)/ Second Repricing Price

         2.5 THIRD REPRICING PERIOD. The "THIRD REPRICING PERIOD" shall commence on August 1, 2002 and end twenty (20) Business Days thereafter. If the average of the lowest five (5) Closing Bid Prices (not necessarily consecutive) for the twenty (20) Business Days during the Third Repricing Period (the "THIRD REPRICING PRICE"), is not equal to or greater than $3.76, then the Purchaser may request that up to 444,445 Shares shall be repriced. The Company shall issue to Purchaser the number of additional Shares as determined according to the following formula:

         (3.76 - Third Repricing Price) x (444,445)/ Third Repricing Price)

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         The number of shares subject to repricing and the price of $3.76 shall further be equitably adjusted, from time to time, in the event of any adjustment of the Conversion Price pursuant to Section 5 of the Certificate of Designations for the Convertible Preferred Stock.

          8.5 Without requisite shareholder approval as required by the listing agreement of the Principal Market, the Company shall not issue an aggregate number of Shares under this Agreement that exceeds 19.9% of the shares of Common Stock issued and outstanding on the date of the Initial Closing (the "Share Limitation") until such shareholder approval has been obtained.

         8. A. Eurotech and Woodward covenant and agree that the consideration paid by Woodward pursuant to the Common Stock Purchase Agreements is the consideration paid for the initial shares of Common Stock issued pursuant thereto and the shares of Common Stock issuable pursuant to the repricing right granted pursuant thereto. Eurotech shall be under no obligation to issue additional shares pursuant to the Paragraphs 6 and 7 hereunder to the extent that the number of Initial Shares and such additional shares shall exceed the result of (i) the purchase price paid pursuant to the Common Stock Purchase Agreements divided by (ii) the current par value of the Common Stock. Eurotech covenants and agrees that it will not without the prior written consent of Woodward increase the par value of its Common Stock until 90 days after the end of the any Repricing Period hereunder.

GENERAL
-------

         9. If during any Repricing Period the applicable Registration Statement is suspended or no longer effective, or the trading of the Common Stock is delisted or suspended on the Principal Market on which the Common Stock is listed, the Repricing Period shall be extended for such number of Trading Days during which the Registration Statement or trading was suspended, delisted, or no longer effective.

         10. The exercise price and expiration dates in the Warrants issued by the Company to Investor on December 31, 1999 and April 25, 2000, for 200,000 Shares and 500,000 Shares respectively, are each hereby amended to equal $1.00 per Share, and to expire on December 31, 2006. Upon issuance of replacement warrants in accordance herewith, the Investor shall surrender the existing warrants for cancellation.

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         11. (a) The Company understands that a delay in the issuance of the
Repriced Shares could result in economic loss to the Investor. As compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of Shares required to be issued hereunder in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond seven (7) business days from the end of any Repricing Period ( "the Delivery Date")):

No. Business Days Late     Late Payment For Each 20,000
----------------------     ----------------------------

          1                 $100
          2                 $200
          3                 $300
          4                 $400
          5                 $500
          6                 $600
          7                 $700
          8                 $800
          9                 $900
          10                $1,000
          >10               $1,000 +$200 for each Business
                              Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Investor.

          (b) If, by the relevant Delivery Date, the Company fails for any reason to deliver the Repriced Shares to be issued, and the holder (a "Investor") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery such Investor anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Investor shall have the right, to require the Company to pay to the Investor, in addition to the amounts due under Section
(a) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Documents, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the

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Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Investor will be $1,000.

          (c) In lieu of delivering physical certificates representing the Common Stock issuable pursuant to this Agreement, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Investor and its compliance with the provisions contained in this paragraph, so long as the certificates therefore do not bear a legend and the Investor thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Repriced Shares issuable upon conversion to the Investor by crediting the account of Investor's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

          (d) The Company will authorize its transfer agent to give information relating to the Company directly to the Investor or the Investor's representatives upon the request of the Investor or any such representative, to the extent such information relates to (i) the status of shares of Repriced Shares issued or claimed to be issued to the Investor, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Investor with a copy of the authorization so given to the transfer agent.

         10. Except as specifically set forth herein, nothing contained herein shall in any way be deemed to effect or modify the representations, warranties, rights and obligations of the respective parties as set forth in the Transaction Documents.

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         11. As hereby modified and amended, the Transaction Documents remain in full force and effect. This Agreement supersedes any prior Modification
Agreement or Amendment executed between the parties.

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         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                             EUROTECH, LTD.

                                             By: /s/ Don V. Hahnfeldt
                                                 -----------------------------
                                             Name: Don V. Hahnfeldt
                                             Title: President and CEO
                                             WOODWARD LLC

                                             By: /s/ David K. Sims
                                                 -----------------------------
                                             Name: David K. Sims
                                             Title: Director